UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-31817	42-1241468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

On February 16, 2018, the Company issued a press release announcing the signing of the Cooperation Agreement discussed below under Item 8.01 of this Current Report, a copy of which press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 16, 2018, Cedar Realty Trust, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Snow Park Capital Partners, LP and Jeffrey Pierce (collectively, “Snow Park”).

Under the Cooperation Agreement, the Nominating/Governance Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) has agreed to engage a nationally recognized director search firm to conduct a search to identify as promptly as practicable a new independent director (the “New Director”) to serve on the Board. Under the Cooperation Agreement, Snow Park will have the right to meet with and interview the candidate identified by the search firm and selected by the Committee. Snow Park will provide its input on such candidate to the Committee, but the Board has the exclusive power to choose and appoint the New Director. In addition, at the Company’s 2018 annual meeting of stockholders, the Board will seek stockholder approval to amend its charter to provide stockholders with the ability to amend its bylaws and, if approved, will adopt a corresponding provision in the bylaws.

Under the Cooperation Agreement, at the 2018 annual meeting, Snow Park has agreed to vote all of the Company’s common stock owned by Snow Park in favor of the directors nominated by the Board, the charter amendment and otherwise in accordance with the Board’s recommendations, provided that in the event Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to certain proposals, Snow Park shall be permitted to vote in accordance with ISS’ recommendation with respect to those proposals, and Snow Park shall be permitted to vote in its sole discretion with respect to an Extraordinary Transaction (as defined below).

Pursuant to the Cooperation Agreement, Snow Park is subject to certain standstill restrictions, which prohibit Snow Park from, among other things, (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) forming or joining a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) with respect to the voting securities of the Company; (iii) acquiring voting securities of the Company resulting in Snow Park’s beneficial ownership of more than 3.9% of the Company’s outstanding common stock; (iv) making or participating in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries (an “Extraordinary Transaction”); (v) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board; or (vi) making any stockholder proposal, in each case, subject to certain limited exceptions. These standstill restrictions will expire 30 days prior to the first day of the Company’s stockholder director nomination period for the 2019 annual meeting of stockholders, as established pursuant to the Company’s bylaws.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full Cooperation Agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference. On February 16, 2018, the Company issued a press release announcing its entry into the Cooperation Agreement. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Cooperation Agreement, by and among Cedar Realty Trust, Inc., Snow Park Capital Partners, LP and Jeffrey Pierce, dated February 16, 2018.

99.2	Press release, issued by Cedar Realty Trust, Inc. on February 16, 2018.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2018

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO